Exhibit 99.1

Contacts:

Media	Investor Relations
Scott Sayres	Mark Macaluso
Honeywell (480) 257-8921	Honeywell (973) 455-2222
scott.sayres@honeywell.com	mark.macaluso@honeywell.com

GARRETT MOTION INC. PRICES OFFERING OF SENIOR NOTES

MORRIS PLAINS, N.J., Sept. 21, 2018 – Honeywell International Inc. (“Honeywell”) (NYSE: HON) announced that, in connection with the previously announced spin-off (the “Spin-Off”) of Garrett Motion Inc. (“Garrett”) from Honeywell, Garrett LX I S.à r.l. (the “Issuer”) and Garrett Borrowing LLC (the “Co-Issuer” and, together with the Issuer, the “Issuers”), wholly owned subsidiaries of Garrett, have priced a private offering of €350 million aggregate principal amount of senior notes due 2026 (the “Notes”). The aggregate principal amount of Notes to be issued reflects a decrease of €100 million from the time of launch. The aggregate principal amount of our term loans under our new credit facilities is expected to increase by a corresponding amount. The Notes will be issued at par, bear interest at a rate of 5.125% per annum and mature on October 15, 2026. The Notes offering is expected to close on or about September 27, 2018.

In connection with the Spin-Off, Garrett intends to use the proceeds from the offering of the Notes, together with borrowings under a new credit facility, to repay intercompany indebtedness to Honeywell or a subsidiary of Honeywell and to pay fees, costs and expenses related to the new credit facility and the Notes offering. We anticipate that the repayment to Honeywell or a subsidiary of Honeywell will be approximately $1.6 billion.

The Notes will be guaranteed on a senior subordinated basis by Garrett, each of Garrett’s domestic subsidiaries and certain of Garrett’s foreign subsidiaries. The Notes will be secured by security interests granted by the Issuer over the equity interests in a wholly owned subsidiary of the Issuer and an unsecured intercompany loan to an indirect wholly owned subsidiary of the Issuer. These security interests will rank as junior to the security interests granted by the Issuer in such collateral to secure the new credit facility and any other future indebtedness secured on a basis senior to the Notes.

The Notes and related guarantees were offered to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside of the United States in reliance on Regulation S under the Securities Act. The Notes and related guarantees will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other security, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the Notes or related guarantees will be made only by means of a private offering memorandum.

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About Garrett Motion Inc.

Garrett Motion Inc. designs, manufactures and sells highly engineered turbocharger and electric boosting technologies for light and commercial vehicle original equipment manufacturers and the aftermarket. Garrett is a global technology leader in the turbocharger industry with significant expertise in delivering products across gasoline, diesel, natural gas and electrified (hybrid and fuel cell) powertrains. Garrett’s turbocharging and electric-boosting products enable its customers to improve vehicle performance while addressing continually evolving and converging regulations that mandate significant increases in fuel efficiency and reductions in exhaust emissions worldwide. Garrett maintains a leadership position across all vehicle types, engine types and regions and deep-seated relationships with all global original equipment manufacturers

Honeywell is a Fortune 100 software-industrial company that delivers industry specific solutions that include aerospace and automotive products and services; control technologies for buildings, homes, and industry; and performance materials globally. Our technologies help everything from aircraft, cars, homes and buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices, as well as the ability to effect the separations. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements, including with respect to any changes in or abandonment of the proposed separations. We identify the principal risks and uncertainties that affect our performance in Honeywell’s Form 10-K, Garrett’s Form 10 Registration Statement and other filings with the Securities and Exchange Commission.

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